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Exhibit 3.45

FEIN # 23-2464608

DSCP 204 (Rev 81)	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION
ARTICLES OF INCORPORATION (PREPARE IN TRIPLICATE)	☒	DOMESTIC BUSINESS CORPORATION
	☐	DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION—COMPLETE BACK	FEE $75 00
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE—CORPORATION BUREAU	☐	DOMESTIC PROFESSIONAL CORPORATION
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120		ENTER BOARD LICENSE NO
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S 2908 B)
United Health Care Services, Inc.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O BOX NUMBER NOT ACCEPTABLE)
5601 Chestnut Street

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
Philadelphia	Philadelphia	PA	19139

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

  To engage in, and to do any lawful act concerning any and all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, including, but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, funishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever. This corporation is incorporated under the Business Corporation Law.

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

The Aggregate Number of Shares. Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to issue:
040 Number and Class of Shares	041 Stated Par Value Per Share if Any	042 Total Authorized Capital	031 Term of Existence
10,000 Common	$1.00	$10,000	perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by Each Incorporator
061, 062
060 Name	063, 064 Address	(Street, City, State, Zip Code)	Number & Class of Shares

10th Floor, 2000 Market Street
Barbara M. Maddalo	Philadelphia, PA 19103		1 Common

The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

  IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION

THIS	18th	DAY OF	May	19	87

/s/ BARBARA M. MADDALO

Barbara M. Maddalo

-FOR OFFICE USE ONLY-

030 FILED	002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER
MAY 19 1987			2476	87351075

	REVIEWED BY	004 SICC	AMOUNT	001 CORPORATION NUMBER

[ILLEGIBLE]	DATE APPROVED		$75	979882

Secretary of the Commonwealth	DATE REJECTED	CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)
Department of State		☐ REV.	[ILLEGIBLE] 5/24
Commonwealth of Pennsylvania
	MAILED BY DATE	☐ L & I ☐ OTHER	VERIFIED BY [ILLEGIBLE] 5/26	LOG OUT	LOG OUT (REFILE)

UNITED HEALTH CARE SERVICES, INC.

UNANIMOUS WRITTEN CONSENT OF DIRECTORS AND SOLE SHAREHOLDER

        THE UNDERSIGNED, being all of the directors and the sole shareholder of United Health Care Services, Inc., a Pennsylvania corporation (the "Company"), consent to taking of the following actions and the adoption of the following resolutions without a meeting in accordance with Section 1727(b) of the Business Corporation Law of 1988, and agree that such actions and resolutions shall have the same force and effect as though duly taken and adopted at a meeting of the directors and shareholder duly called and legally held.

AMENDMENT OF ARTICLES OF INCORPORATION

        RESOLVED, that the name of the Company shall be changed from United Health Care Services, Inc. to NeighborCare Home Medical Equipment, Inc.

        RESOLVED, that the officers of the Company are hereby authorized and empowered to file an amendment to the Company's Articles of Incorporation which amendment will amend and restate line 010 of the Articles of Incorporation of the Company in its entirety to read as follows:

        "The name of the corporation is NeighborCare Home Medical Equipment, Inc."

        RESOLVED, that the officers of the Company are hereby authorized and empowered to take any and all action and to execute and deliver any and all documents, as any such officer deems necessary or advisable to effect the above-mentioned actions and resolutions, without further authority or approval by the Board of Directors of the Company.

        IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of Directors and Sole Shareholder as of this      day of September, 2002.

/s/ ROBERT H. FISH Robert H. Fish	/s/ RICHARD R. HOWARD Richard R. Howard
LIFE SUPPORT MEDICAL, INC., as sole shareholder
	By:	/s/ ROBERT H. FISH Robert H. Fish Chairman and Chief Executive Officer
Filed with the minutes of proceedings of the Board of Directors
/s/ JAMES J. WANKMILLER James J. Wankmiller, Corporate Secretary

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  Exhibit 3.45
FEIN # 23-2464608
UNITED HEALTH CARE SERVICES, INC. UNANIMOUS WRITTEN CONSENT OF DIRECTORS AND SOLE SHAREHOLDER